Exhibit 99.1

Specialty Laboratories Announces Change in Executive Management

Douglas S. Harrington, M.D. to Step Down as Chief Executive Officer and Director of Specialty; CEO Search Underway

VALENCIA, Calif.—February 14, 2005—Specialty Laboratories, Inc. (Specialty) (NYSE:SP), a leading hospital-focused clinical reference laboratory, announced the departure of Douglas S. Harrington, M.D., as its chief executive officer.  Dr. Harrington will remain as Specialty’s CEO through March 29, 2005, and will assist the company during the search for his successor.  Upon Dr. Harrington’s departure, Kevin R. Sayer, Specialty’s executive vice president and chief financial officer, will be the company’s acting senior officer.

“Dr. Harrington’s leadership was a critical element of Specialty’s recent turnaround,” commented Richard K. Whitney, chairman of Specialty.  “Under his guidance, Specialty has significantly strengthened its business operations and emerged again as a premier provider of specialized clinical testing services to hospitals across the country.  His strategic insight, clinical expertise and commitment to patient care have significantly transformed our organization.  On behalf of the Board and employees of Specialty, I want to thank Dr. Harrington for his outstanding service to Specialty.  We wish him the very best personally and professionally.”

“During my tenure as CEO, Specialty has clearly demonstrated its ability to execute and succeed,” added Douglas S. Harrington, M.D.  “Today, Specialty is a stronger and more competitive company, and I’m grateful to all the talented and committed people in the organization who contributed to this achievement.  Together, we built a unique and robust platform for long-term growth, restoring Specialty’s prestige as a service-focused and research-driven reference laboratory.  With all that has been accomplished, including the recent successful completion of Specialty’s relocation to its new state-of-the-art facility and expanded agreements with major group purchasing organizations, I believe the time is right for me to pursue my interest in other scientific and business ventures, and to spend more time with my family.  In the interim, I look forward to working closely with the company’s leadership to ensure regulatory compliance, facilitate a smooth transition, and position Specialty for continued success.”

Dr. Harrington has also stepped down as a director of Specialty, effective immediately.  Specialty’s Board will now consist of seven directors, five of whom are independent.

About Specialty

Specialty Laboratories performs highly advanced clinical tests used by physicians to diagnose, monitor and treat disease.  Offering an extensive menu of specialized testing options for more than ten major medical specialties, Specialty provides hospitals, laboratories and specialist physicians a single-source solution for their non-routine testing needs.  By focusing on complex and technologically advanced testing, Specialty does not directly compete with clients for routine testing work and offers clinical testing services that generally complement the laboratory capabilities of its clients.  Committed to outstanding client service and support, Specialty leads the industry with interconnectivity solutions for the efficient transmission of test orders and results.  Distinguished R&D capabilities support Specialty’s leadership position in specialized clinical testing.  Through internal research programs and technology partnerships, Specialty develops new and enhanced tests for reliable and cost-effective patient assessment.  Specialty’s Web address is www.specialtylabs.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning Specialty’s ability to be a more competitive company and achieve long-term growth; Specialty’s ability to ensure regulatory compliance, and complete a smooth transition of executives; and Specialty positioning for continued success.  These forward-looking statements involve known and unknown risks which may cause the company’s actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements.  In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by Specialty or any other person that Specialty’s objectives or plans will be achieved.  Important factors which could cause our actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by Specialty Laboratories, including our periodic filings on Forms 10-K, 10-Q and 8-K.

Contact:

Greg Mann

Executive Director, Corporate Communications

Specialty Laboratories

661-799-6691

gmann@specialtylabs.com